Validus Holdings, Ltd.
Western World Insurance Group, Inc.
Unaudited Historical Financial Information

29 Richmond Road
Pembroke, HM 08 Bermuda
Telephone: (441) 278-9000
Facsimile: (441) 278-9009
Website: www.validusholdings.com
Mailing address: Suite 1790 48 Par-la-Ville Road
Hamilton, HM 11 Bermuda

Validus Holdings, Ltd.
Western World Insurance Group, Inc.
Historical Unaudited Financial Information

The following unaudited financial information is intended to provide you with information on the quarterly results of Western World Insurance Group, Inc. ("Western World") for the period January 1, 2013 to September 30, 2014. The financial information has been prepared and presented in conformity with accounting principles generally accepted in the United States of America. On October 2, 2014, Validus Holdings, Ltd. ("Validus") acquired all of the outstanding capital stock of Western World. The results of Western World will be included in the consolidated results of Validus from October 2, 2014.

Basis of Presentation

•
This supplement is for information purposes only. It should be read in conjunction with documents filed by Validus Holdings, Ltd. with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act 1934.

•	All financial information contained herein is unaudited.

•	Unless otherwise noted, dollar amounts are in thousands of U.S. dollars, except for share and per share amounts and ratio information.

•
The attached unaudited quarterly income statements attached are prepared using Western World's accounting policies, which differ from those of Validus. Western World recorded underwriting costs as policy acquisition costs, and deferred and amortized these costs over the terms of the policies to which they related. It is Validus’ policy not to defer and amortize internal underwriting costs. Western World classified fixed maturities as either held-to-maturity or available-for-sale, with held-to-maturity securities carried at amortized cost as Western World had the positive intent and ability to hold each of these securities to maturity. It is Validus' policy to hold investments as trading. As of October 2, 2014, the closing date of Western World's acquisition by Validus, Western World has adopted the accounting policies of Validus.

Validus Holdings, Ltd.
Western World Insurance Group, Inc. - Unaudited Historical Financial Information
(Expressed in thousands of U.S. Dollars, except share and per share information)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Revenues
Gross premiums written	$82,705	$100,134	$74,069	$75,162	$72,149	$75,318	$57,062
Reinsurance premiums ceded	(6,838)	(9,605)	(6,334)	(7,605)	(6,689)	(7,479)	(5,753)
Net premiums written	75,867	90,529	67,735	67,557	65,460	67,839	51,309
Change in unearned premiums	239	(18,832)	(1,593)	(4,231)	(6,873)	(15,246)	(2,453)
Net premiums earned	76,106	71,697	66,142	63,326	58,587	52,593	48,856
Net investment income	6,701	7,014	7,071	7,151	7,303	7,011	7,382
Net realized / unrealized gains (losses)on investments	1,067	398	1,962	1,081	809	747	1,302
Other (loss) income	(320)	(1,608)	(331)	66	(196)	(310)	(407)
Total revenues	83,554	77,501	74,844	71,624	66,503	60,041	57,133

Expenses
Incurred losses - current year	55,434	52,584	48,370	48,263	47,143	41,053	37,948
Change in prior accident year	(3,655)	(3,858)	(3,393)	(6,398)	(6,134)	(4,238)	(3,750)
Losses and loss expenses	51,779	48,726	44,977	41,865	41,009	36,815	34,198
Policy acquisition costs	17,681	16,556	15,233	14,046	12,615	12,427	10,530
General and administrative expenses	7,211	7,671	7,426	6,391	6,713	6,551	6,896
Total expenses	76,671	72,953	67,636	62,302	60,337	55,793	51,624

Income before taxes	6,883	4,548	7,208	9,322	6,166	4,248	5,509
Tax (expense)	(1,363)	(609)	(1,535)	(1,891)	(1,221)	(612)	(1,012)
Net income (loss)	$5,520	$3,939	$5,673	$7,431	$4,945	$3,636	$4,497

Selected ratios:

Net premiums written / Gross premiums written	91.7%	90.4%	91.4%	89.9%	90.7%	90.1%	89.9%

Incurred losses - current year	72.8%	73.3%	73.1%	76.2%	80.5%	78.1%	77.7%
Change in prior accident year	(4.8)%	(5.3)%	(5.1)%	(10.1)%	(10.5)%	(8.1)%	(7.7)%
Losses and loss expenses	68.0%	68.0%	68.0%	66.1%	70.0%	70.0%	70.0%

Policy acquisition costs	23.2%	23.1%	23.0%	22.2%	21.5%	23.6%	21.6%
General and administrative expenses	9.5%	10.7%	11.2%	10.1%	11.5%	12.5%	14.1%
Expense ratio	32.7%	33.8%	34.2%	32.3%	33.0%	36.1%	35.7%

Combined ratio	100.7%	101.8%	102.2%	98.4%	103.0%	106.1%	105.7%